                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549
                          _______________________

                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                           _______________________

         Date of Report (Date of earliest event reported): APRIL 11, 1995


                                CHATTEM, INC.
              ____________________________________________________
             (Exact name of registrant as specified in its charter)

       TENNESSEE                 0-5905                     62-0156300
     _______________       ____________________            _____________
      (State of            (Commission File No.)           (IRS Employer
      incorporation)                                       Identification No.)

               1715 WEST 38TH STREET, CHATTANOOGA, TENNESSEE 37409
               ___________________________________________________
           (Address of principal executive offices, including zip code)

                               (615) 821-4571
              ___________________________________________________
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

             On April 11, 1995, Chattem, Inc. (the "Company") entered into an Agreement of Purchase and Sale (the "Agreement") with Chattem Chemicals, Inc. (the "Buyer") and Elcat, Inc. (the "Parent") to sell the Company's specialty chemicals division to the Buyer. Under the terms of the Agreement, the Company will be paid $25,000,000 for the specialty chemicals division, consisting of $20,000,000 in cash and $5,000,000 of 13.125% convertible preferred stock of the Parent. The cash proceeds will be used to reduce indebtedness.

             The Agreement is subject to the satisfaction of certain conditions prior to closing, including regulatory and financing approvals and completion of due diligence. It is presently anticipated that the transaction will close by May 15, 1995.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

        (c)  Exhibits

             28.1 Agreement of Purchase and Sale dated April 11, 1995 by and among Chattem, Inc., Chattem Chemicals, Inc. and Elcat, Inc. (without schedules and exhibits).

             28.2  Press Release dated April 12, 1995.

                                 SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 28, 1995                             CHATTEM, INC.


                                           By: /s/ ROBERT E. BOSWORTH
                                               ------------------------------
                                               Robert E. Bosworth,
                                               Executive Vice President
                                                and Chief Financial Officer